UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019 (June 4, 2019)

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36332	20-1968197
(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the 2019 annual meeting of stockholders (the “Annual Meeting”) of Aldeyra Therapeutics, Inc. (the “Company”) held on June 4, 2019, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of three directors to serve as Class II directors until the Company’s 2022 annual meeting of stockholders or until their successors are duly elected and qualified.

Proposal 2:	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Proposal 3:

The approval of an amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to remove the annual limitations on the number of shares subject to awards that may be issued to eligible service providers under the 2013 Plan.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 22, 2019 (the “Proxy Statement”). Of the 27,490,551 shares of the Company’s common stock entitled to vote at the Annual Meeting, 23,608,282 shares, or approximately 85.9%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following directors to serve as Class II directors until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified. The votes regarding the election of the directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Richard H. Douglas, Ph.D.	14,421,986	1,629,870	7,556,426
Gary Phillips, M.D.	11,904,524	4,147,332	7,556,426
Neal Walker, D.O.	12,105,791	3,946,065	7,556,426

Proposal 2:	Ratification of Appointment of BDO USA, LLP.

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
23,545,941	51,091	11,250	—

Proposal 3:	Amendment to the Company’s 2013 Equity Incentive Plan.

The Company’s stockholders did not approve the amendment to the 2013 Plan to remove the annual limitations on the number of shares subject to awards that may be issued to eligible service providers under the 2013 Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
10,125,426	5,911,468	14,962	7,556,426

Item 7.01.	Regulation FD.

Commencing June 6, 2019, the Company’s management will hold meetings with several investors, analysts and investment bankers at the Jefferies 2019 Global Healthcare Conference in New York, New York. A copy of the presentation for these meetings is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the slide presentation is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report.

The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless Aldeyra expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Presentation of Aldeyra Therapeutics, Inc. dated June 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Joshua Reed
Name: Joshua Reed
Title: Chief Financial Officer

Dated: June 6, 2019